Exhibit 99.1
PRESS RELEASE

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC Materials Announces Favorable Conclusion in Patent Dispute with DuPont
U.S. Presidential Review Ends Following ITC's Finding of Violation By DuPont
Aurora, IL, February 15, 2022 – CMC Materials, Inc. (Nasdaq: CCMP) (“CMC”), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today announced the conclusion of United States Presidential review, thereby affirming the Company’s favorable Final Determination in its International Trade Commission (“ITC”) case against DuPont de Nemours, Inc. and several DuPont subsidiaries (collectively, “DuPont”). As announced in December, the ITC found DuPont is unlawfully importing, selling, and marketing in the United States certain chemical mechanical planarization (“CMP”) slurries and components thereof that infringe a patent owned by CMC that is fundamental to advanced dielectric CMP slurries.
In that ruling, the ITC issued an exclusion order and cease and desist orders prohibiting DuPont’s importation, marketing, and sale of infringing products and components thereof in the United States, pending a 60-day Presidential review period. Now that the period has expired, United States Customs and Border Protection (“CBP”) will stop the importation into the United States of DuPont’s infringing Optiplane 2300 and Optiplane 2600 dielectric CMP slurries and components thereof for a period extending to 2035 (the expiration date of CMC’s patent). Under the December Final Determination, a party expecting to “transition away” from the infringing products in the short term must submit to CBP a “documented need” for the products under penalty of criminal sanction.
ABOUT CMC MATERIALS, INC.
CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials primarily to semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,200 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which address a variety of subjects including, for example, the proposed Entegris Transaction, including expected timing, completion and effects of the proposed transaction; expected savings from our Future Forward strategic cost optimization program, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such transactions; divestment or disposition, or cessation of investment, in certain of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; the targeted benefits of company cost reduction or optimization initiatives; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the Pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance and costs of compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats and vulnerabilities; and, financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed on November 12, 2021 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed on February 3, 2022. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.
Source: CMC Materials